DRAFT
                             VANGUARD EXPLORER FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                           Effective January 31, 2003

     This Addendum amends Section 4 of the Investment Advisory Agreement dated April 3, 2000 between Vanguard EXPLORER FUND (the "Fund") and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC ("GMO") as follows.

4. Compensation of GMO. For the services to be rendered by GMO as provided in this Agreement, the Fund will pay to GMO at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the following annual percentage rates, to the average month-end net assets of the GMO Portfolio for the quarter:

                           .275% on the first $500 million of net assets; .225% on the next $500 million of net assets; .200% on net assets in excess of $1 billion.

     Subject to the Transition Rule described in Section 4.1, the Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the GMO Portfolio relative to the investment performance of the Russell 2500 Growth Index. The investment performance of the GMO Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell 2500 Growth Index for the same time period. The Adjustment applies as follows:

Cumulative 36-Month Performance of the GMO           Adjustment as a Percentage
Portfolio vs. the Russell 2500 Growth Index          of Average Net Assets*
-------------------------------------------          ----------------------

   Trails by any amount                        -0.15%
   Equals or exceeds by up to 3%               Linear increase from -0.15% to 0%
   Exceeds by 3% to 6%                         Linear increase from 0% to +0.15%
   Exceeds by more than 6%                     +0.15%
   ------------------
     * For purposes of this calculation, the average net assets will be calculated as average month-end net assets over the 36-month period.

4.1.                       Transition Rule for Calculating GMO's Compensation.
                           The fee structure described in Section 4 will not be fully operable until the quarter ending January 31, 2006. Until that date, the Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index and that of the Russell 2500 Growth Index.

1. Quarter Ending April 30, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eleven quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the one quarter ending April 30, 2003.

2. Quarter Ending July 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the ten quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the two quarters ending July 31, 2003.

3. Quarter Ending October 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the nine quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the three quarters ending October 31, 2003.

4. Quarter Ending January 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eight quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the four quarters ending January 31, 2004.

5. Quarter Ending April 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the seven quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the five quarters ending April 30, 2004.

6. Quarter Ending July 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the six quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the six quarters ending July 31, 2004.

7. Quarter Ending October 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the five quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the seven quarters ending October 31, 2004.

8. Quarter Ending January 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the four quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the eight quarters ending January 31, 2005.

9. Quarter Ending April 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the three quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the nine quarters ending April 30, 2005.

10. Quarter Ending July 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the two quarters ending January 31, 2003, with that of the Russell 2500 Growth Index for the ten quarters ending July 31, 2005.

11. Quarter Ending October 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one quarter ending January 31, 2003, with that of the Russell 2500 Growth Index for the eleven quarters ending October 31, 2005.

12.  Quarter Ending January 31, 2006. The benchmark transition is complete.

No Effect on Other Provisions. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated April 3, 2000 remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this ______ day of __________, 200_.


VANGUARD EXPLORER FUND

-------------------------------------------
Chairman, CEO and President


GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By ____________________________________________

Title___________________________________________